RESTATED ARTICLES OF INCORPORATION

                              HUGHES SUPPLY, INC.

                               (January 24, 1989)


     We, the undersigned, hereby certify that the following Restated Articles of Incorporation of Hughes Supply, Inc. were duly adopted by the Corporation's Board of Directors at a meeting held on January 24, 1989, and that such Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Corporation's Articles of Incorporation as heretofore amended and there is no discrepancy between the Corporation's Articles of Incorporation as heretofore amended and the provisions of these Restated Articles of Incorporation and the omission of matters of historical interest.


                                   ARTICLE I

     The name of this Corporation shall be:

                              HUGHES SUPPLY, INC.


                                   ARTICLE II

     The general nature of business to be transacted by this Corporation is:

     Section A. To engage in every aspect and phase of the business of buying, selling, distributing, handling and storing all types of electrical, plumbing, heating and air conditioning, industrial and utilities supplies, fixtures and hardware, tools and contractors' supplies.

     Section B. To manufacture, purchase, or otherwise acquire, and to own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, and to invest in, trade in, deal in and with, goods, wares, merchandise, real and personal property, and services, of every class, kind and description, except that it is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, canal, telegraph, telephone or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefits society, state fair or exposition.

     Section C. To conduct business in, have one or more offices in, and buy, hold, mortgage, sell, convey, lease or otherwise dispose of real and personal property, including franchises, patents, copyrights, trademarks, licenses, in the State of Florida, and in all other States and Countries.

      Section D. To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness, and execute such mortgages, transfers of corporate property or other instruments to secure the payment of corporate indebtedness as required.

     Section E. To purchase the corporate assets of any other corporation and engage in the same or other character of business.

     Section F. To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government, and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.


                                  ARTICLE III

     Section A. The maximum number of shares of all classes of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 20,000,000 shares, which shall be divided into classes as follows:

          (1) Not more than 10,000,000 shares of Common Stock of $1.00 par value per share (which shall be designated "Common Stock"); and

          (2) Not more than 10,000,000 shares of Preferred Stock of no par value per share (which shall be designated "Preferred Stock").

     Section B. Each holder of Common Stock shall have one vote per share of such stock held, upon the payment of the consideration fixed for the issuance of said stock, whether such payment is made in money or in property to be exchanged therefor at a reasonable valuation. Said stock shall be fully paid and nonassessable.

     Section C. Holders of Common Stock shall not have preemptive rights to purchase additional shares of Common Stock or other securities of the Corporation whether or not such stock or other securities are issued for cash. Holders of securities other than Common Stock shall not have any preemptive or other right to subscribe for, or right of conversion into Common Stock, Preferred Stock, or other stock or securities of the Corporation, except such rights, if any, as may be expressly granted by the Board of Directors.

     Section D. The designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions of the Preferred Stock shall be as follows:

     Dividends on the outstanding shares of Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the outstanding shares of Common Stock with respect to the same quarterly period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent determined by resolution of the Board of Directors, as provided below. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the outstanding shares of Preferred Stock shall have preference and priority over the outstanding shares of Common Stock for payment of the amount, if any, to which shares of each outstanding series of Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any such payments shall be made to the holders of Common Stock.

     The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers and with such designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto or prohibited by law, including the following:

          (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors; and

          (2) The rate or manner of payment of dividends on shares of each such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

          (3) Whether the shares of such series can be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, and the terms and conditions of redemption; and

          (4) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

          (5) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (6) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, or any other securities, and the terms and conditions of such conversion or exchange; and

          (7) The voting rights, if any, whether full or limited, of the shares of such series; provided, however, that the voting rights of such Preferred Stock shall not exceed one vote per share thereof and no share shall have any voting rights until the payment therefor shall have been received by the Corporation.

     Except in respect of the particulars that may be fixed by the Board of Directors as provided above in this Article III, Section D, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

     The Board of Directors, pursuant to the above authorization contained in this Section D of Article III on May 17, 1988 authorized the issuance of Series A Junior Participating Preferred Stock as set forth in the Resolution Establishing Series A Junior Participating Preferred Stock which is attached to and incorporated by reference herein as Appendix A to these Restated Articles of Incorporation.


                                   ARTICLE IV

     The amount of capital with which this Corporation shall begin business is the sum of Five Hundred Dollars ($500.00).


                                   ARTICLE V

     This Corporation shall have perpetual existence.


                                   ARTICLE VI

     The principal office and place of business of this Corporation shall be located at 521 West Central Boulevard, Orlando, Florida, but this Corporation may establish and maintain its principal office, or other offices, at other places in the United States of America, its Colonies or dependencies, and in any foreign country as its Board of Directors may from time to time determine.


                                  ARTICLE VII

     Section A. Number of Directors. The number of Directors of this Corporation shall be the number from time to time fixed by the holders of record of at least 80% of the outstanding shares of stock entitled to vote or by the Directors in accordance with the terms and conditions of the By-Laws, but at no time shall said number of Directors be less than three.

     Section B. Term of Directors. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of as near one-third of the whole number of Directors as practicable, and all Directors of the Corporation shall hold office until their successors are elected and qualified. The first such classification shall be made at the Annual Meeting of Shareholders to be held in the year 1975. At that Annual Meeting, the Directors shall be classified for staggered terms of 1, 2, and 3 years, respectively, and at each successive Annual Meeting, the successors to the class of Directors whose terms expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of Directors shall expire each year. Any vacancy which shall occur in a class of Directors prior to the expiration of the term of such class may be filled by the Board of Directors for the remainder of the full term.

     Section C. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation, the By-Laws of the Corporation or applicable law, the affirmative vote of the holders of record of at least 80% of the outstanding shares of stock entitled to vote shall be required to remove Directors of the Corporation without cause.

     Section D. Amendment. Notwithstanding any other provision of the Articles of Incorporation, the By-Laws of the Corporation or applicable law, the affirmative vote of the holders of record of at least 80% of the outstanding shares of stock entitled to vote shall be required (1) to amend, modify or repeal this Article VII, (2) adopt any provision of the Articles of Incorporation or the By-Laws of the Corporation which is inconsistent with this Article VII, or (3) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article VII.


                                  ARTICLE VIII

     Stock certificates to replace lost or destroyed certificates shall be issued on such basis and according to such procedures as are from time to time provided for in the By-Laws of the Corporation.


                                   ARTICLE IX

     The names and post office addresses of the first Board of Directors are as follows, and these Directors shall hold office for the first year of this Corporation's existence, or until their successors shall be elected and qualified:

     Russell S. Hughes        526  Grove Park Drive, Orlando, Fla.

     Harry C. Hughes          521  W. Central Avenue, Orlando, Fla.

     Romania S. Hughes        816  E. Central Avenue, Orlando, Fla.


                                   ARTICLE X

     The name and post office address of each of the subscribers to these Articles of Incorporation, and the number of shares subscribed for by each are as follows:

     Russell S. Hughes        526 Grove Park Drive, Orlando, Fla.
                              1 sh.

     Harry C. Hughes          521 W. Central Avenue, Orlando, Fla.
                              1 sh.

     Romania 5. Hughes        816 E. Central Avenue, Orlando, Fla.
                              2 shs.


                                   ARTICLE XI

     These Articles of Incorporation may be amended in the manner provided by law. Every Amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at the stockholders' meeting by a majority of the stock issued and entitled to be voted unless all the Directors and all the stockholders sign a written statement manifesting their intention that a certain Amendment of these Articles of Incorporation be made.


                                  ARTICLE XII

     No plan of consolidation or merger under which the Corporation is not the surviving constituent corporation shall be deemed approved by the stockholders unless such plan of consolidation or merger shall be approved by the affirmative vote of two-thirds of the total number of shares of stock outstanding and entitled to vote. No amendment to the Articles of Incorporation may amend or delete the requirement that two-thirds of the total number of shares of stock outstanding and entitled to vote approve any plan of consolidation or merger under which the Corporation is not the surviving constituent corporation unless at a meeting duly called two-thirds of the total number of shares of stock outstanding and entitled to vote shall approve such amendment or deletion of such requirement.


                                  ARTICLE XIII

     Section A.  Higher Vote Required for Certain Business Combinations.
In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in Section B of this
Article XIII, the affirmative vote of the holders of two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

     Section B. Exceptions to Higher Voting Requirement. The provisions of Section A of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other Article of these Articles of Incorporation, if the Business Combination shall have been approved by a majority of the directors who are Disinterested Directors (as hereinafter defined) or if all of the following conditions are met:

          1. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (i) the highest price paid for any share of Common Stock by the Interested Shareholder (as hereinafter defined) involved in the proposed Business Combination within the two-year period immediately prior to the time of the first public announcement of such proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Shareholder, whichever price is the higher; or (ii) the Fair Market Value per share of the Corporation's Common Stock on the Announcement Date, or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher. The price paid for any share of Common Stock shall be the amount of cash plus the Fair Market Value of any other consideration to be received therefor, deter-mined at the time of payment therefor.

          2. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraph 1 of this Section B shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          3. After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) and no failure to declare and pay at the regular date therefor any full dividend (whether or not cumulative) on any outstanding Preferred Stock, except as approved by a majority of the directors who are Disinterested Directors, and (b) an increase in the annual rate of dividends if necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of stock, unless the failure so to increase such rates is approved by a majority of the directors who are Disinterested Directors; and (ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock without the approval of a majority of the directors who are Disinterested Directors except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or pursuant to a stock ownership, stock option or other benefit plan maintained by the Corporation or any of its subsidiaries generally for the officers and/or employees of the Corporation or any of its subsidiaries.

          4. After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          5. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provisions).

     Section C.  Certain Definitions.  For purposes of this Article XIII:

          1.   The term "Business Combination" shall mean:

               (i) any merger or consolidation (except a merger or consolidation in which the Corporation is not the surviving constituent corporation) of the Corporation or any Subsidiary (as hereinafter defined) with or into (a) any Interested Shareholder, or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as those terms are defined on July 1, 1985 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of an Interested Shareholder;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of an Interested Shareholder of assets of the Corporation or any Subsidiary having a fair market value in excess of 10% of the Fair Market Value of the total consolidated assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made;

               (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or a substantial part of the assets of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder to the Corporation or any Subsidiary for consideration having a Fair Market Value aggregating $5,000,000 or more;

               (iv) the issuance or transfer by the Corporation or any Subsidiary of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of an Interested Shareholder other than the issuance of securities by the Corporation or any Subsidiary (a) upon the exercise of warrants or the conversion of convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, or (b) in connection with any stock option, stock ownership or other benefit plan maintained by the Corporation or any Subsidiary generally for the officers and/or employees of the Corporation or any Subsidiary;

               (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

               (vi) any reclassification or recapitalization (including any reverse stock split) of the Corporation or a merger or consolidation (except a merger or consolidation in which the Corporation is not the surviving constituent corporation) of the Corporation with any Subsidiary or a reorganization or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder.

          2. The term "Interested Shareholder" shall mean and include any person, corporation or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding Voting Stock of the Corporation.

          3. The term "Disinterested Director" shall mean and include each director of the Corporation who is not himself or herself the Interested Shareholder proposing the Business Combination or an Affiliate or Associate of such Interested Shareholder or an officer, director or employee of such Interested Shareholder or of an Affiliate or Associate of such Interested Shareholder.

          4.   A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          5. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 4 of this Section C but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          6. The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the directors who are Disinterested Directors in good faith; and (ii) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such securities or property on the date in question as determined by a majority of the directors who are Disinterested Directors in good faith.

          7. The term "Subsidiary" shall mean any corporation of which a majority of the voting shares is owned, directly or indirectly, by the Corporation.

          8. In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in Paragraphs 1 and 2 of Section B shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     Section D. Powers of the Board of Directors. The Board of Directors acting by a majority of the directors who are Disinterested Directors shall have the power and duty to determine for the purpose of this Article XIII on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article XIII including, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the requirements of Section B have been met with respect to any Business Combination, and the good faith determination of a majority of the directors who are Disinterested Directors shall be conclusive and binding for all purposes of this Article XIII.

     Section E. No Effect on Fiduciary Obligations. Nothing contained in this Article XIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by lain.

     Section F. Severability. In the event any provision (or any part thereof) of this Article XIII should be determined to be invalid, prohibited or unenforceable for any reason, the remaining provisions, and parts thereof, shall remain in full force and effect and enforceable against the Corporation and its shareholders, including any Interested Shareholder, to the fullest extent permitted by law.

     Section G. Amendment. Notwithstanding any other provision of the Articles of Incorporation, the By-Laws of the Corporation or applicable law, the affirmative vote of two-thirds of the votes of then outstanding Voting Stock, voting together as a single class, shall be required (1) to amend, modify or repeal this Article XIII, (2) adopt any provision of the Articles of Incorporation or By-Laws which is inconsistent with this
Article XIII, or (3) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article XIII.


                                  ARTICLE XIV

     Notwithstanding any other provision of the Articles of Incorporation, the By-Laws of the Corporation or applicable law, (a) any special meeting of the stockholders called by a stockholder or stockholders must be called by a request in writing submitted by the holder or holders of at least 80% of the outstanding shares of stock entitled to vote, (b) the stockholders of the Corporation shall not be permitted to take action by means of written consents, and (c) the affirmative vote of at least 80% of the outstanding shares of stock entitled to vote shall be required (i) to amend, modify or repeal this Article XIV, (ii) adopt any provision of the Articles of Incorporation or By-Laws of the Corporation which is inconsistent with this Article XIV, or (iii) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article XIV.


     Upon the filing of these Restated Articles of Incorporation of the Florida Department of State, the Corporation's original Articles of Incorporation as heretofore amended, shall be superseded, and thereafter these Restated Articles of Incorporation shall in accordance with Section
607.194 of the Florida General Corporation Act, be the Articles of Incorporation of the Corporation.

     Witness our hands and seals and the Corporate Seal of said Corporation this 31st day of January, 1989.



                                   s/David H. Hughes
                                   DAVID H. HUGHES, President
                                   Hughes Supply, Inc.



                                   s/Robert N. Blackford
                                   ROBERT N. BLACKFORD, Secretary
                                   Hughes Supply, Inc.

(CORPORATE SEAL)



STATE OF FLORIDA    )
                    )
COUNTY OF ORANGE    )

     Personally appeared before me, the undersigned authority, David H. Hughes, well known to me and known to me to be the President of Hughes Supply, Inc., and after having been duly sworn, he did depose and say that the foregoing Restated Articles of Incorporation were duly approved by the Board of Directors and stockholders of the Corporation as stated.

     Witness my hand and seal in the County and State aforesaid this 31st day of January, 1989.



                              s/Eileen G. Weisenbarger
                              NOTARY PUBLIC

                              My Commission Expires: July 29, 1991
                              Notary Public, State of Florida



J:\docs\gc\restated articles of inc (1989)


                                   APPENDIX A
                                       TO
                   SECOND RESTATED ARTICLES OF INCORPORATION



                            RESOLUTION ESTABLISHING
                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                       of

                              HUGHES SUPPLY, INC.




     RESOLVED, that pursuant to the authority vested in this Board of Directors in accordance with the provisions of this Corporation's Articles of Incorporation, a series of Preferred Stock of this Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 300,000.

     Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Cumulative Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the third Friday in February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 17, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other then a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock end the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued end unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                         (iv) purchase or otherwise acquire for
          consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by
(ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption or Conversion. The shares of Series A Junior Participating Preferred Stock shall not be redeemable or convertible into any other securities of the Corporation.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. In the event shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

J:\docs\gc\restated articles of inc (1989)



                           ARTICLES OF AMENDMENT
                                    to
                         ARTICLES OF INCORPORATION
                                    of
                            HUGHES SUPPLY, INC.


Pursuant to the provisions of Chapter 607, Florida Statutes, the undersigned corporation has adopted the amendment to its articles of incorporation, last previously amended and restated as the Restated Articles of Incorporation of Hughes Supply, Inc. (January 24, 1989) filed with the State of Florida Department of State on February 27, 1989 (such articles of incorporation being hereinafter referred to as its "Articles of Incorporation"), hereinafter set forth.

FIRST: The name of the corporation amending its Articles of Incorporation is:

                            HUGHES SUPPLY, INC.

SECOND: The amendment to its Articles of Incorporation adopted by the corporation amends Article III, Section A of its Articles of Incorporation increasing the maximum authorized number of shares of stock of all classes from 20,000,000 shares, consisting of 10,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock to 30,000,000 shares, consisting of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, so that Article III is amended to read in its entirety as follows:

                                ARTICLE III

          Section A. The maximum number of shares of all classes of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 30,000,000 shares, which shall be divided as follows:

               (1) Not more than 20,000,000 shares of Common Stock of $1.00 par value per share (which shall be designated "Common Stock"); and

               (2) Not more than 10,000,000 shares of Preferred Stock of no par value per share (which shall be designated "Preferred Stock").

          Section B. Each holder of Common Stock shall have one vote per share of such stock held, upon the payment of the consideration fixed for the issuance of said stock, whether such payment is made in money or in property to be exchanged therefor at a reasonable valuation. Said stock shall be fully paid and non-assessable.

          Section C. Holders of Common Stock shall not have preemptive rights to purchase additional shares of Common Stock or other securities of the Corporation whether or not such stock or other securities are issued for cash. Holders of securities other than Common Stock shall not have any preemptive or other right to subscribe for, or right of conversion into Common Stock, Preferred Stock, or other stock or securities of the Corporation, except such rights, if any, as may be expressly granted by the Board of Directors.

          Section D. The designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions of the Preferred Stock shall be as follows:

          Dividends on the outstanding shares of Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the outstanding shares of Common Stock with respect to the same quarterly period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent determined by resolution of the Board of Directors, as provided below. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the outstanding shares of Preferred Stock shall have preference and priority over the outstanding shares of Common Stock for payment of the amount, if any, to which shares of each outstanding series of Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any such payments shall be made to the holders of Common Stock.

          The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers and with such designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto or prohibited by law, including the following:

               (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors; and

               (2) The rate or manner of payment of dividends on shares of each such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

               (3) Whether the shares of such series can be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, and the terms and conditions of redemption; and

               (4) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

               (5) The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

               (6) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, or any other securities, and the terms and conditions of such conversion or exchange; and

               (7) The voting rights, if any, whether full or limited, of the shares of such series; provided, however, that the voting rights of such Preferred Stock shall not exceed one vote per share thereof and no share shall have any voting rights until the payment therefor shall have been received by the Corporation.

          Except in respect of the particulars that may be fixed by the Board of Directors as provided above in this Article III, Section D, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

          The Board of Directors, pursuant to the above authorization contained in this Section D of Article III on May 17, 1988 authorized the issuance of Series A Junior Participating Preferred Stock as set forth in the Resolution Establishing Series A Junior Participating Preferred Stock which is attached to and incorporated by reference herein as Appendix A to these Articles of Amendment.

THIRD: The above amendment was approved by the Board of Directors of the corporation on March 24, 1994 and recommended to the board of directors for approval by the holders of Common Stock, the only outstanding class of stock of the corporation.

FOURTH: The above amendment was approved by the shareholders on May 24, 1994 by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the amendment. The number of votes cast was sufficient for approval of the amendment.



Dated: June 14, 1994

                                        HUGHES SUPPLY, INC.



                                        By s/A. Stewart Hall, Jr.
                                           A. Stewart Hall, Jr.
                                           President



                                        By s/Robert N. Blackford
                                           Robert N. Blackford
                                           Secretary


J:\docs\gc\amendment to articles (june 1994)

                                APPENDIX A
                                    TO
                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                            HUGHES SUPPLY, INC.


                          RESOLUTION ESTABLISHING
                       SERIES A JUNIOR PARTICIPATING
                              PREFERRED STOCK



     RESOLVED, that pursuant to the authority vested in this Board of Directors in accordance with the provisions of this Corporation's Articles of Incorporation, a series of Preferred Stock of this Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 300,000.

     Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Cumulative Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the third Friday in February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 17, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other then a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock end the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued end unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                         (iv) purchase or otherwise acquire for
          consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by
(ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption or Conversion. The shares of Series A Junior Participating Preferred Stock shall not be redeemable or convertible into any other securities of the Corporation.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. In the event shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.



                           ARTICLES OF AMENDMENT
                                    TO
                    RESTATED ARTICLES OF INCORPORATION
                                    OF
                            HUGHES SUPPLY, INC.


     Pursuant to the provisions of Chapter 607, Florida Statutes, Hughes Supply, Inc., a Florida corporation (the "Corporation"), has adopted an amendment to its Restated Articles of Incorporation, as filed with the State of Florida Department of State on February 27, 1989, as the same have been amended from time to time (hereinafter referred to as the "Articles of Incorporation"), as hereinafter set forth.

     First: The name of the Corporation amending its Articles of Incorporation is:

                            HUGHES SUPPLY, INC.

     Second: The amendment to its Articles of Incorporation adopted by the Corporation amends Article III, Section A of its Articles of Incorporation to increase the maximum authorized number of shares of Common Stock from 20,000,000 to 100,000,000 shares, so that Article III, Section A is amended to read in its entirety as follows:

                               "Article III

          Section A. The maximum number of shares of all classes of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 110,000,000 shares, which shall be divided as follows:

               (1) Not more than 100,000,000 shares of Common Stock of $1.00 par value per share (which shall be designated "Common Stock"); and

               (2) Not more than 10,000,000 shares of Preferred Stock of no par value per share (which shall be designated "Preferred Stock")."

     Third: The above amendment was adopted by the Board of Directors of the Corporation on April 2, 1997 and recommended by the Board of Directors for approval by the holders of Common Stock, the only outstanding class of stock of the Corporation.

     Fourth: The above amendment was adopted by the shareholders of the Corporation on May 20, 1997 by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the amendment. The number of votes cast was sufficient for approval of the amendment.

                                        HUGHES SUPPLY, INC.


Dated:    June 5, 1997.                 By:/s/ A. Stewart Hall, Jr.
                                           A. Stewart Hall, Jr.,
                                           President


J:\docs\GC\Amendment to Articles.doc